Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the DarioHealth Corp. (the "Company") 2012 Equity Incentive Plan, as amended, of our report dated February 8, 2016 (Except Note 12, as to which the date is March 2, 2016), with respect to the Company's consolidated financial statements included in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 2, 2016.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
January 31, 2017	A Member of Ernst & Young Global